EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
HomeSeekers.com, Incorporated


We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-3 (File Nos. 333-92119, 333-32586, 333-38560, 333-48990, 333-51640) of HomeSeekers.com, Incorporated and in the related previously filed Prospectus and the Registration Statement on Form S-8 (File No. 333-44786) pertaining to the Amended and Restated 1996 Stock Option Plan of HomeSeekers.com, Incorporated of our report dated March 20, 2002, except for Notes 3 and 14, as to which the date is April 23, 2002, appearing in this Transition Report on Form 10-K of HomeSeekers.com, Incorporated for the six-months ended December 31, 2001.


                                                /s/ CORBIN & WERTZ
                                                -------------------------
                                                CORBIN & WERTZ

Irvine, California
April 30, 2002